SECOND AMENDMENT

Second Amendment, dated as of October 19, 2017 (this “Amendment”), among Rennova Health, Inc., a Delaware corporation (the “Company”), and Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Company and the Investors are parties to the Securities Purchase Agreement, dated as of August 31, 2017 (the “Purchase Agreement”);

WHEREAS, the Company and each Investor are parties to Exchange Agreements, dated as of August 31, 2017 (the “Exchange Agreements”);

WHEREAS, pursuant to the Purchase Agreement and the Exchange Agreements, the Company issued Debentures and Warrants (as such terms are defined in the Purchase Agreement and the Exchange Agreements) to the Investors;

WHEREAS, the Purchase Agreement, the Exchange Agreements, the Debentures and the Warrants were amended pursuant to the Amendment, dated as of October 16, 2017; and

WHEREAS, the Company and the Investors desire further to amend the Debentures.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Debentures

(a)       The definition of the term “Monthly Amortization Amount” in the Debentures is deleted in its entirety and replaced with the following:

“Monthly Amortization Amount” means (i) for each month from October through December 2017, $100,000 and (ii) for each month from January 2018 through September 2019, the lesser of $[5% of the principal amount] and the then outstanding principal amount of this Debenture, plus liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.

(b)       The definition of the term “Monthly Amortization Date” in the Debentures is deleted in its entirety and replaced with the following:

“Monthly Amortization Date” means the 1st of each month, commencing on October 1, 2017.

2.       Representations. The Investors represent and warrant to the Company that they are the record owners of all of the Debentures.

3.       Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall be considered one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RENNOVA HEALTH, INC.

By:	/s/ Seamus Lagan
Name:	Seamus Lagan
Title:	Chief Executive Officer

SABBY HEALTHCARE MASTER FUND,
LTD.

By:	Sabby Management, LLC, its
Investment Manager

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO

SABBY VOLATILITY WARRANT
MASTER FUND, LTD.

By:	Sabby Management, LLC, its
Investment Manager

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO